UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2008

A.D.A.M., Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-26962

Georgia	58-1878070
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

770-980-0888

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Change in Registrant’s Certifying Accountant

Dismissal of previous independent registered public accounting firm:

The Audit Committee (the “Audit Committee”) of the Board of Directors of A.D.A.M., Inc. (the “Company”), determined that it was in the best interests of the Company to change its independent registered public accounting firm and , in connection therewith, dismissed Tauber and Balser, P.C. (“Tauber and Balser”) as the Company’s independent registered public accounting firm. This dismissal was approved by the Audit Committee on July 11, 2008 and was effective on July 16, 2008.

The reports of Tauber and Balser on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2006 and December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent periods through July 16, 2008, there were no disagreements with Tauber and Balser on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Tauber and Balser would have caused them to make reference thereto in Tauber and Balser’s reports on the financial statements of the Company for such fiscal years.

During the fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent period through July 16, 2008, there were no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)), except that Tauber and Balser advised the Company of a material weakness related to controls around the Company’s accounting for stock options from the period ending June 30, 2007, which was subsequently remediated.

The Company was advised of the material weakness in a letter, at which time the Audit Committee discussed the reportable event with Tauber and Balser. The Company has authorized Tauber and Balser to respond fully to the inquiries of the successor accountant concerning the subject matter of the reportable event.

Engagement of new independent registered public accounting firm:

On July 11, 2008 the Audit Committee approved the engagement of Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2008. The engagement was effective July 16, 2008. The decision to change the Company’s principal independent accountants was the result of the Audit Committee’s determination that it was in the best interests of the Company.

During the fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent period through July 16, 2008, the Company did not consult with Grant Thornton regarding either:

(a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Grant Thornton provide written or oral advise to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(b) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv) and the related instructions), or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).

Letter of Tauber and Balser, P.C.

The Company provided Tauber and Balser with a copy of this Current Report on Form 8-K, and requested that Tauber and Balser furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether Tauber and Balser agrees with the disclosure contained in this Current Report on Form 8-K or, if not, stating the respects in which it does not agree. The Company has received the requested letter from Tauber and Balser and a copy of Tauber and Balser’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
16.1	Letter of Tauber and Balser, P.C., dated July 22, 2008, regarding change in independent registered public accounting firm.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.D.A.M., Inc.

Date: July 22, 2008	By:	/s/ Kevin S. Noland
Kevin S. Noland President and Chief Executive Officer